Exhibit 4.3.4

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This Amended and Restated Shareholders’ Agreement (this “Amended and Restated Shareholders’ Agreement” or “Agreement”) is made effective as of December                , 2017, (the “Effective Date”), by and among Mesa Air Group, Inc., a Nevada corporation (the “Company’”), and the undersigned affiliated holders (each a “Holder” and, collectively, the “Holders”) of the Common Stock and/or Warrants (each as defined below) set forth on the signature page of this Agreement.

RECITALS:

A.        As of the date of this Agreement, there is outstanding 4,510,024 shares of common stock, no par value per share, of the Company (the “Common Stock”) and warrants to purchase an aggregate of 4,792,250 shares of Common Stock (the “Warrants”), for a fully diluted equity of 9,402,274 shares of Common Stock (the “Company’s Fully Diluted Equity”).

B.        As of the date of this Agreement, each Holder owns the number of shares of Common Stock and the Warrants set forth under such Holder’s signature to this Agreement.

C.        This Amended and Restated Shareholders’ Agreement is being entered into by the Company and the undersigned Holders for the sole purpose of consolidating into one agreement and replacing in their entirety the following three Shareholders’ Agreements: (i) Shareholders’ Agreement, dated effective as of August 31, 2015, between the Company and P Marblegate Ltd.; and (ii) Shareholders’ Agreement, dated effective as of November 14, 2016, between the Company and Penguin Lax, Inc. (collectively, the “Prior Shareholders’ Agreements”).

D.        The Prior Shareholders’ Agreement were entered (i) as a condition precedent to the Company’s agreement to extend the original expiration date of the Warrants held by such Holders (originally due to expire 60 months following the date of issuance) for an additional 24 months, or (ii) in connection with a transfer of the Warrants.

E.        The Company’s Board of Directors (the “Board) has approved the Holder desires to acquire shares of Common Stock and/or Warrants which, after given effect to such acquisition, would result in Holders having a beneficial interest of no greater than 644,556 shares of the Company’s Fully Diluted Equity.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.        Voting of Common Stock. At every meeting of the stockholders of the Company (hereinafter “Stockholders”) called subsequent to the date of this Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent, if any, of the Stockholders (collectively, the “Company Actions”), Holder shall appear at the meeting or otherwise cause any Excess Voting Shares (as defined below) to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, to vote all Excess Voting Shares then held by such Stockholder with respect to any and all Company Actions in such manner as directed by a majority of the Board.

Notwithstanding the foregoing, Stockholder shall be permitted to vote any shares of Common Stock that it holds in its sole discretion that do not consist of Excess Voting Shares.

The term “Excess Voting Shares” shall mean at any time those shares of Common Stock then held by Holder that are in excess of Holder’s percentage interest in the Company’s Fully Diluted Equity, For purposes of example only, if Holder beneficially owns 1,000,000 shares of Common Stock and the Company’s Fully Diluted Equity is 10,000,000 shares of Common Stock, then Holder’s percentage interest in the Company’s Fully Diluted Equity is 10%. If, at the time of a Company Action the number of outstanding shares of Common Stock is 4,000,000, then Holder may only vote 400,000 of the 1,000,000 shares owned by Holder (i.e., 10% x 4,000,000) and the remaining 600,000 shares owned by Holder would be deemed “Excess Voting Shares” under this Agreement. For purposes of this Agreement, the parties agree that calculation of the percentages set forth in this Agreement at any time during the term of this Agreement shall be based on the then outstanding shares of Common Stock and the Company’s Fully Diluted Equity at the time such calculation is being made (i.e., rather than being based on the numbers set forth in the first Recital, of this Agreement).

2.        Irrevocable Proxy. To secure Holder’s obligations to vote any Excess Voting Shares beneficially owned by Holder in accordance with the terms of this Agreement, Holder hereby appoints each member of the Board and any of them (the “Grantees”), as Holder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, for and in the name, place and stead of Holder, to vote the Excess Voting Shares or to instruct nominees or record holders to vote the Excess Voting Shares in accordance with Section 1 hereof and, in the discretion of the Grantees, with respect to any proposed adjournments or postponements of any meeting of stockholders of the Company at which any of the Company Actions are to be considered, The proxy and power granted by Holder pursuant to this Section 2 are coupled with an interest and are given to secure the performance of such party’s duties under Section 1. Each such proxy and power will be irrevocable for the Term. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual affiliate holder of the Common Stock and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Common Stock.

3.        Transfer of Shares.

(a)        Any transfer of shares of Common Stock and/or Warrants by Holder to another party (a “Transferee”) shall be subject to, and made in compliance with, Article Eleventh of the Company’s Amended and Restated Articles of Incorporation (as amended to date). In addition, Holder shall not be permitted at any time to transfer to any person any shares of Common Stock or any Warrants if such transfer would not be in compliance with the Securities Act of 1933, as amended, and the regulations promulgated thereunder, or any applicable state securities laws. For purposes of this Agreement, a “transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the gift, placement in trust, or other disposition of such security.

(b)        Any Transferee shall be required to execute a copy of this Shareholders Agreement at the time of such transfer or such transfer shall be deemed null and void.

4.        Representations and Warranties of Holder.

(a)        Holder hereby represents and warrants to the Company as follows: (i) Holder is the beneficial or record owner of the shares of Common Stock and/or Warrants indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances, in each case that would impair or adversely affect Holder’s ability to perform its obligations under this Agreement; (ii) Holder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 2; and (iii) this Agreement has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder enforceable against Holder in accordance with its terms. Holder agrees to notify the Company promptly of any proposed transfers of any shares of Common Stock or any Warrants.

(b)        As of the date hereof and for so long as this Agreement remains in effect, except for this Agreement or as otherwise permitted by this Agreement, Holder has full legal power, authority and right to vote all of shares of Common Stock then owned of record or beneficially by Holder without the consent or approval of, or any other action on the part of, any other person. Without limiting the generality of the foregoing, Holder has not entered into any voting agreement (other than this Agreement) with any person with respect to any shares of Common Stock or any Warrants (or any shares of Common Stock underlying any Warrants), granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any shares of Common Stock or any Warrants (or any shares of Common Stock underlying any Warrants), deposited such shares of Common Stock or any Warrants (or any of the shares of Common Stock underlying any Warrants) in a voting trust or entered into any arrangement or agreement with any person limiting or affecting Holder’s legal power, authority or right to vote any shares of Common Stock on any matter.

(c)        The execution and delivery of this Agreement and the performance by Holder of its agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Holder is a party or by which Holder (or any of Holder’s assets) are bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Holder’s ability to perform its obligations under this Agreement or render inaccurate any of the representations made by Holder herein.

5.        Representations and Warranties of the Company.

(a)        The Company has full corporate power and authority to make, enter into and carry out the terms of this Agreement.

(b)        This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

6.        Effectiveness of Agreement; Termination.

(a)        Effectiveness of Agreement. This Agreement and the voting obligations set forth herein shall become effective as of the date set forth in the introductory paragraph on page one of this Agreement.

(b)        Termination. This Agreement shall terminate at such time as the Company’s outstanding Warrants have been fully exercised and/or expired, as the case may be, or upon written agreement of the Company.

7.        Restrictive Legend. All certificates representing Common Stock owned or hereafter acquired by Holder during the Term shall have affixed thereto a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS’ AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.”

8.        General.

(a)        Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)        Specific Performance, In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company shall be entitled to specific performance of the agreements and obligations of Holder hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction. The Company shall not be required to prove actual damages or post a bond with respect to such proceedings.

(c)        Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEVADA. COURTS WITHIN THE STATE OF NEVADA WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY, THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS, EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

(d)        Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(e)        Attorneys’ Fees. If any action that law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in such proceeding, in addition to any relief which such party may be entitled.

(f)        Notices. All notices, requests, claims, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(f)):

(i)        If to Company:

Mesa Air Group, Inc.

410 N. 44th Street, Suite 700

Phoenix, Arizona 85008

Attention; Brian S. Gillman

Telephone: (602)685-4000

Facsimile: (602) 685-4350

With a simultaneous copy to:

DLA Piper LLP (US)

2525 E. Camelback Road, Suite 1000

Phoenix, Arizona 85016

Attention: Gregory R. Hall, Esq.

Telephone: (480) 606-5128

Facsimile: (480) 606-5528

(ii)        If to the Holder, the address specified on the Holder’s signature page hereto.

(g)        Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof; and supersedes all prior agreements and understandings relating to such subject matter, including the Prior Shareholders’ Agreements.

(h)        Amendments and Waivers. Except with respect to termination pursuant to Section 6, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to Holder without the written consent of the Board. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the Board and each Holder. Any amendment, termination or waiver effected in accordance with this Section 8(h) shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(i)        Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(j)        Counterparts., Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile or PDF electronic signatures.

(k)        Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

(l)        Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors and assigns; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Common Stock or any Warrants to a Transferee specifying the full name and address of such Transferee, the Company may deem and treat the person listed as the holder of such Common Stock and/or Warrants in its records as the absolute owner and holder of such Common Stock and/or Warrants for all purposes.

(m)        Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amended and Restated Shareholders’ Agreement has been executed by the parties hereto as of the day and year first above written.

COMPANY:

MESA AIR GROUP, INC.

By: /s/ Brian S. Gillman

Name: Brian S. Gillman

Its: EVP & General Counsel

[Signature Page to Shareholders’ Agreement]

HOLDERS:

PENGUIN LAX, INC.

By: /s/ Paul Arrouet

Name: Paul Arrouet

Title: Secretary

Company: Penguin Lax, Inc.

Address:

c/o Mablegate Asset Management

80 Field Point Road, Suite 101

Greenwich, CT 06830

Warrants:

Certificate Nos.

No. of Shares Underlying Warrants 24,177

Common Stock:

Certificate Nos.

No. of Shares Represented by such Certificates

[Signature Page to Shareholders’ Agreement]

P MARBLEGATE LTD.

By: /s/ Andrew Milgram

Name: Andrew Milgram

Its: Authorized Signatory

Address:

c/o Mablegate Asset Management

Greenwich, CT 06830

Warrants:

Warrants to Purchase an Aggregate of                 Shares of Common Stock

Common Stock:

Shares of Common Stock: 417,994

[Signature Page to Shareholders’ Agreement]